The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


        Subject to Completion, Pricing Supplement dated October 23, 2003


PROSPECTUS Dated August 26, 2003                    Pricing Supplement No. 11 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-106789
Dated August 26, 2003                                  Dated              , 2003
                                                                  Rule 424(b)(3)


                                  $
                                 MORGAN STANLEY

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                        8% SPARQS due November 30, 2004
                          Mandatorily Exchangeable for
            Shares of Common Stock of TEXAS INSTRUMENTS INCORPORATED

     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                ("SPARQS(R)")

The SPARQS will pay 8% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Texas Instruments common stock, subject to our right to call the
SPARQS for cash at any time beginning May   , 2004.

o    The principal amount and issue price of each SPARQS is $         , which
     is equal to the closing price of Texas Instruments common stock on the day we offer the SPARQS for initial sale to the public.

o    We will pay 8% interest (equivalent to $         per year) on the
     $         principal amount of each SPARQS. Interest will be paid quarterly, beginning February 28, 2004.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Texas Instruments common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Texas Instruments. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Texas Instruments common stock.

o    Beginning May    , 2004, we have the right to call all of the SPARQS at
     any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and
     including the call date, gives you a yield to call of    % per annum on
     the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in Texas Instruments common stock. You will not have the right to exchange your SPARQS for Texas Instruments common stock prior to maturity.

o Texas Instruments Incorporated is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "TSI" on the American Stock Exchange LLC.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                            -----------------------
                            PRICE $      PER SPARQS
                            -----------------------

                                      Price to         Agent's      Proceeds to
                                      Public(1)      Commissions     Company(1)
                                      ---------      -----------    -----------
Per SPARQS..........................       $               $                  $
Total...............................       $               $                  $

---------------
(1) Plus accrued interest, if any, from the original issue date.


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley. The return on the SPARQS at maturity is linked to the performance of the common stock of Texas Instruments Incorporated, which we refer to as Texas Instruments Stock, subject to our right to call the SPARQS for cash at any time on or after
May    , 2004.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS                     We, Morgan Stanley, are offering 8% Stock
costs $                         Participation Accreting Redemption Quarterly-pay
                                Securities(SM) due November 30, 2004,
                                Mandatorily Exchangeable for Shares of Common
                                Stock of Texas Instruments Incorporated, which
                                we refer to as the SPARQS. The principal amount
                                and issue price of each SPARQS is $     , which
                                is equal to the closing price of Texas
                                Instruments Stock on the day we offer the SPARQS for initial sale to the public.

No guaranteed                   Unlike ordinary debt securities, the SPARQS do
return of principal             not guarantee any return of principal at
                                maturity. Instead the SPARQS will pay an amount of Texas Instruments Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash.
                                Investing in SPARQS is not equivalent to investing in Texas Instruments Stock. If at maturity (including upon an acceleration of the SPARQS) the closing price of Texas Instruments
                                Stock has declined from the closing price on the day we offer the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

8% interest on the              We will pay interest on the SPARQS, at the rate
principal amount                of 8% of the principal amount per year,
                                quarterly on February 28, 2004, May 30, 2004,
                                August 30, 2004 and the maturity date. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date. The interest rate we pay on the SPARQS is more than the current dividend rate on Texas Instruments Stock.

Payout at maturity              If we have not called the SPARQS and the
                                maturity of the SPARQS has not accelerated, we
                                will deliver to you at the scheduled maturity
                                date a number of shares of Texas Instruments
                                Stock equal to the exchange ratio for each
                                $         principal amount of SPARQS you hold.
                                The initial exchange ratio is one share of Texas Instruments Stock per SPARQS, subject to adjustment for certain corporate events relating to Texas Instruments Incorporated, which we refer to as Texas Instruments You do not have the right to exchange your SPARQS for Texas Instruments Stock prior to maturity.

                                You can review the historical prices of Texas Instruments Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                                If November 20, 2004, the final call notice date, is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the

                                SPARQS will be accelerated under the
                                circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the              The return investors realize on the SPARQS may
SPARQS may be                   be limited by our call right. We have the right
limited by our call right       to call all of the SPARQS at any time beginning
                                May   , 2004, including at maturity, for the
                                cash call price, which will be calculated based
                                on the call date. The call price will be an
                                amount of cash per SPARQS that, together with
                                all of the interest paid on the SPARQS to and
                                including the call date, gives you a yield to
                                call of   % per annum on the issue price of
                                each SPARQS from and including the date of issuance to but excluding the call date.

                                You should not expect to obtain a total yield
                                (including interest payments) of more than    %
                                per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not Texas Instruments Stock or an amount based upon the market price of Texas Instruments Stock.

                                The yield to call, and the call price for a
                                particular call date that the yield to call
                                implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash
                                flows at the yield to call rate of    % per
                                annum, equals the issue price of the SPARQS.

                                If we call the SPARQS, we will do the following:

                                o    send a notice announcing that we have
                                     decided to call the SPARQS;

                                o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                                o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                                If we were to call the SPARQS on May    , 2004,
                                which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would
                                be $         per SPARQS. If we were to call the
                                SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled maturity date), would be $ per SPARQS.

The yield to call on the        The yield to call on the SPARQS is    %, which
SPARQS is     %                 means that the annualized rate of return that
                                you will receive on the issue price of the
                                SPARQS if we call the SPARQS will be   %. The
                                calculation of the yield to call takes into
                                account the issue price of the SPARQS, the time
                                to the call date, and the amount and timing of
                                interest payments on the SPARQS, as well as the
                                call price. If we call the SPARQS on any
                                particular call date, the call price will be an
                                amount so that the yield to call on the SPARQS
                                to but excluding the call date will be   % per
                                annum.

The maturity date of the        The maturity date of the SPARQS will be
SPARQS may be                   accelerated upon the occurrence of either of the
accelerated                     following events:

                                     o    a price event acceleration, which
                                          will occur if the closing price of
                                          Texas Instruments Stock on any two
                                          consecutive trading days is less than
                                          $2.00 (subject to adjustment for
                                          certain corporate events related to
                                          Texas Instruments); and

                                     o    an event of default acceleration,
                                          which will occur if there is an event
                                          of default with respect to the
                                          SPARQS.

                                The amount payable to you will differ depending on the reason for the acceleration.

                                    o     If there is a price event
                                          acceleration, we will owe you (i) a
                                          number of shares of Texas Instruments
                                          Stock at the then current exchange
                                          ratio and (ii) accrued but unpaid
                                          interest to but excluding the date of
                                          acceleration plus an amount of cash
                                          determined by the Calculation Agent
                                          equal to the sum of the present
                                          values of the remaining scheduled
                                          payments of interest on the SPARQS
                                          (excluding such accrued but unpaid
                                          interest) discounted to the date of
                                          acceleration, as described in the
                                          section of this pricing supplement
                                          called "Description of SPARQS--Price
                                          Event Acceleration."

                                     o    If there is an event of default
                                          acceleration and if we have not
                                          already called the SPARQS in
                                          accordance with our call right, we
                                          will owe you (i) the lesser of (a)
                                          the product of (x) the market price
                                          of Texas Instruments Stock, as of the
                                          date of such acceleration and (y) the
                                          then current exchange ratio and (b)
                                          the call price calculated as though
                                          the date of acceleration were the
                                          call date (but in no event less than
                                          the call price for the first call
                                          date) and (ii) accrued but unpaid
                                          interest to but excluding the date of
                                          acceleration.

                                          o    If we have already called the
                                               SPARQS in accordance with our
                                               call right, we will owe you (i)
                                               the call price and (ii) accrued
                                               but unpaid interest to the date
                                               of acceleration.

                                The amount payable to you if the maturity of
                                the SPARQS is accelerated may be substantially
                                less than the $         principal amount of the
                                SPARQS.

The SPARQS may become           Following certain corporate events relating to
exchangeable into the           Texas Instruments Stock, such as a stock-for-
common stock of companies       stock merger where Texas Instruments is not the
other than Texas                surviving entity, you will receive at maturity
Instruments                     the common stock of a successor corporation to
                                Texas Instruments. Following certain other corporate events relating to Texas Instruments
                                Stock, such as a merger event where holders of Texas Instruments Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to Texas
                                Instruments Stock, you will
                                receive at maturity the common stock of three companies in the same industry group as Texas
                                Instruments in lieu of, or in addition to, Texas Instruments Stock. In the event of such a corporate event, the equity-linked nature of the SPARQS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                                "Description of SPARQS--Antidilution
                                Adjustments." You should read this section in order to understand these and other adjustments that may be made to your SPARQS.

MS & Co. will be the            We have appointed our affiliate, Morgan Stanley
calculation agent               & Co. Incorporated, which we refer to as MS &
                                Co., to act as calculation agent for JPMorgan
                                Chase Bank (formerly known as The Chase
                                Manhattan Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration, adjust the exchange ratio for certain corporate events affecting Texas Instruments Stock and determine the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events relating to Texas Instruments Stock that we describe in the section of this pricing supplement called
                                "Description of SPARQS--Antidilution
                                Adjustments."

No affiliation with             Texas Instruments is not an affiliate of ours
Texas Instruments               and is not involved with this offering in any
                                way. The obligations represented by the SPARQS are obligations of Morgan Stanley and not of Texas Instruments.

Where you can find more         The SPARQS are senior notes issued as part of
information on the SPARQS       our Series C medium-term note program. You can
                                find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                Notes."

                                For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                 Please contact your local Morgan Stanley branch
                                office or our principal executive offices at 1585 Broadway, New York, New York 10036
                                (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Texas Instruments Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary         The SPARQS combine features of equity and debt.
senior notes--                  The terms of the SPARQS differ from those of
no guaranteed return of         ordinary debt securities in that we will not
principal                       pay you a fixed amount at maturity. Our payout
                                to you at the scheduled maturity date will be a number of shares of Texas Instruments Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the closing price of Texas Instruments Stock at maturity (including upon an acceleration of the SPARQS) is less than the closing price on the day we offer the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Texas Instruments
                                Stock or, under some circumstances, cash, in either case with a value that is less than the principal amount of the SPARQS.

Your appreciation               The appreciation potential of the SPARQS is
potential is limited by         limited by our call right. The $         issue
our call right                  price of one SPARQS is equal to the closing
                                price of one share of Texas Instruments Stock
                                on the day we offer the SPARQS for initial sale
                                to the public. If we exercise our call right,
                                you will receive the cash call price described
                                under "Description of SPARQS--Call Price" below
                                and not Texas Instruments Stock or an amount
                                based upon the closing price of Texas
                                Instruments Stock. The payment you will receive
                                in the event that we exercise our call right
                                will depend upon the call date and will be an
                                amount of cash per SPARQS that, together with
                                all of the interest paid on the SPARQS to and
                                including the call date, represents a yield to
                                call of    % per annum on the issue price of
                                the SPARQS from the date of issuance to but
                                excluding the call date. We may call the SPARQS
                                at any time on or after May    , 2004,
                                including on the maturity date. You should not
                                expect to obtain a total yield (including
                                interest payments) of more than    % per annum
                                on the issue price of the SPARQS to the call date.

Secondary trading               There may be little or no secondary market for
may be limited                  the SPARQS.  Although we will apply to list the
                                SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS      Several factors, many of which are beyond our
will be influenced by many      control, will influence the value of the
unpredictable factors           SPARQS. We expect that generally the market
                                price of Texas Instruments Stock on any day
                                will affect the value of the SPARQS more than
                                any other single factor. However, because we
                                have the right to call the SPARQS at any time
                                beginning May   , 2004 for a call price that is
                                not linked to the market price of Texas
                                Instruments Stock, the SPARQS may trade
                                differently from Texas Instruments Stock. Other factors that may influence the value of the SPARQS include:

                                  o    the volatility (frequency and magnitude
                                       of changes in price) of Texas Instruments
                                       Stock

                                  o    geopolitical conditions and economic,
                                       financial, political, regulatory or
                                       judicial events that affect stock
                                       markets generally and which may affect
                                       the market price of Texas Instruments
                                       Stock

                                  o    interest and yield rates in the market

                                  o the time remaining until we can call the SPARQS and until the SPARQS mature

                                  o    the dividend rate on Texas Instruments
                                       Stock

                                  o    our creditworthiness

                                  o    the occurrence of certain events
                                       affecting Texas Instruments that may or
                                       may not require an adjustment to the
                                       exchange ratio

                                Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Texas Instruments Stock is at, below, or not sufficiently above the initial market price.

                                You cannot predict the future performance of Texas Instruments Stock based on its historical performance. The price of Texas Instruments Stock may decrease so that you will receive at maturity an amount of Texas Instruments Stock or, under some circumstances, cash, in either case worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of Texas Instruments Stock will increase so that you will receive at maturity an amount of Texas Instruments Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Texas Instruments Stock, and your yield to the call date (including all of the interest paid on the SPARQS) will be % per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Texas Instruments Stock.

If the SPARQS accelerate,       The maturity of the SPARQS will be accelerated
you may receive an amount       if there is a price event acceleration or an
worth substantially less than   event of default acceleration. The amount
the principal amount of the     payable to you if the maturity of the SPARQS is
SPARQS                          accelerated will differ depending on the reason
                                for the acceleration and may be substantially less than the principal amount of the SPARQS.
                                See "Description of SPARQS--Price Event
                                Acceleration" and "Description of
                                SPARQS--Alternate Exchange Calculation in Case of an Event of Default."

Morgan Stanley is not           Texas Instruments is not an affiliate of ours
affiliated with Texas           and is not involved with this offering in any
Instruments                     way. Consequently, we have no ability to
                                control the actions of Texas Instruments, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. Texas
                                Instruments has no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Texas Instruments.

Morgan Stanley may engage       We or our affiliates may presently or from time
in business with or involving   to time engage in business with Texas
Texas Instruments without       Instruments without regard to your interests,
regard to your interests        including extending loans to, or making equity
                                investments in, Texas Instruments or providing advisory services to Texas Instruments, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Texas Instruments. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Texas Instruments. These research reports may or may not recommend that investors buy or hold Texas Instruments Stock.

You have no                     Investing in the SPARQS is not equivalent to
shareholder rights              investing in Texas Instruments Stock. As an
                                investor in the SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to Texas Instruments Stock. In addition, you do not have the right to exchange your SPARQS for Texas Instruments Stock prior to maturity.

The SPARQS may become           Following certain corporate events relating to
exchangeable into the           Texas Instruments Stock, such as a merger event
common stock of companies       where holders of Texas Instruments Stock would
other than Texas Instruments    receive all or a substantial portion of their
                                consideration in cash or a significant cash dividend or distribution of property with respect to Texas Instruments Stock, you will receive at maturity the common stock of three companies in the same industry group as Texas
                                Instruments in lieu of, or in addition to, Texas Instruments Stock. Following certain other corporate events, such as a stock-for-stock merger where Texas Instruments is not the surviving entity, you will receive at maturity the common stock of a successor corporation to Texas Instruments. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                                "Description of SPARQS--Antidilution
                                Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the SPARQS.

The antidilution adjustments    MS & Co., as calculation agent, will adjust the
the calculation agent is        amount payable at maturity for certain events
required to make do not         affecting Texas Instruments Stock, such as
cover every corporate event     stock splits and stock dividends, and certain
that could affect Texas         other corporate actions involving Texas
Instruments Stock               Instruments, such as mergers. However, the
                                calculation agent will not make an adjustment for every corporate event that could affect
                                Texas Instruments Stock. For example, the calculation agent is not required to make any adjustments if Texas Instruments or anyone else makes a partial tender or partial exchange offer for Texas Instruments Stock. If an event occurs that does not require the calculation agent to adjust the amount of Texas Instruments
                                Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

Adverse economic interests of   Because the calculation agent, MS & Co., is our
the calculation agent and its   affiliate, the economic interests of the
affiliates may affect           calculation agent and its affiliates may be
determinations                  adverse to your interests as an investor in the
                                SPARQS. As calculation agent, MS & Co. will calculate the cash amount you will receive if we call the SPARQS and the amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events. Determinations made by
                                MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS.
                                See the sections of this pricing supplement called "Description of SPARQS--Antidilution
                                Adjustments" and "--Price Event Acceleration."

Hedging and trading activity    MS & Co. and other affiliates of ours will
by the calculation agent and    carry out hedging activities related to the
its affiliates could            SPARQS, including trading in Texas Instruments
potentially affect the value    Stock as well as in other instruments related
of the SPARQS                   to Texas Instruments Stock. MS & Co. and some
                                of our other subsidiaries also trade Texas
                                Instruments Stock and other financial
                                instruments related to Texas Instruments Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we offer the SPARQS for initial sale to the public could potentially affect the price of Texas Instruments Stock and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which Texas Instruments Stock must close before you would receive at maturity an amount of Texas Instruments Stock worth as much as or more than the principal amount of the SPARQS.
                                Additionally, such hedging or trading
                                activities during the term of the SPARQS could potentially affect the price of Texas
                                Instruments Stock at maturity and, accordingly, if we have not called the SPARQS, the value of the Texas Instruments Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the characterization    You should also consider the U.S. federal
of the SPARQS for U.S.          income tax consequences of investing in the
federal income tax purposes     SPARQS. There is no direct legal authority as
is uncertain, the material      to the proper tax treatment of the SPARQS, and
U.S. federal income tax         consequently our special tax counsel is unable
consequences of an              to render an opinion as to their proper
investment in the SPARQS        characterization for U.S. federal income tax
are uncertain                   purposes. Therefore, significant aspects of the
                                tax treatment of the SPARQS are uncertain.
                                Pursuant to the terms of the SPARQS, you have agreed with us to treat a SPARQS as an investment unit consisting of (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of
                                SPARQS--United States Federal Income
                                Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase Texas Instruments Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal Revenue
                                Service (the "IRS") were successful in
                                asserting an alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for Texas
                                Instruments Stock received in exchange for the SPARQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called
                                "Description of SPARQS--United States Federal
                                Income Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the SPARQS.

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ principal amount of our 8% SPARQS due November 30, 2004, Mandatorily Exchangeable for Shares of Common Stock of Texas Instruments Incorporated. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount......   $

Maturity Date...................   November 30, 2004, subject to acceleration as
                                   described below in "--Price Event
                                   Acceleration" and "--Alternate Exchange
                                   Calculation in Case of an Event of Default" and subject to extension if the Final Call
                                   Notice Date is postponed in accordance with the following paragraph.

                                   If the Final Call Notice Date is postponed because it is not a Trading Day or due to a Market Disruption Event or otherwise and we elect to call the SPARQS, the scheduled Maturity Date will be postponed so that the Maturity Date will be the tenth calendar day following the Final Call Notice Date. See "--Final Call Notice Date."

Interest Rate...................   8% per annum (equivalent to $       per annum
                                   per SPARQS)

Interest Payment Dates..........   February 28, 2004, May 30, 2004, August 30,
                                   2004 and the Maturity Date.

                                   If the scheduled Maturity Date is postponed due to a Market Disruption Event or otherwise, we will pay interest on the Maturity Date as postponed, but no interest will accrue on the SPARQS or on such payment during the period from or after the scheduled Maturity Date.

Record Date.....................   The Record Date for each Interest Payment
                                   Date, including the Interest Payment Date scheduled to occur on the Maturity Date, will be the date 5 calendar days prior to such scheduled Interest Payment Date, whether or not that date is a Business Day;
                                   provided, however, that in the event that we call the SPARQS, no Interest Payment Date will occur after the Morgan Stanley Notice
                                   Date, except for any Interest Payment Date for which the Morgan Stanley Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment will be made on such Interest Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, will be payable to the person to whom the Call Price is payable. The "ex-interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

Specified Currency..............   U.S. dollars

Issue Price.....................   $         per SPARQS

Original Issue Date (Settlement
  Date).........................              , 2003

CUSIP...........................   61746B833

Denominations...................   $         and integral multiples thereof

Morgan Stanley Call Right.......   On any scheduled Trading Day on or after
                                   May      , 2004 or on the Maturity Date
                                   (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a Trading Day), we may call the SPARQS, in whole but not in part, for the Call Price. If we call the SPARQS, the cash Call Price and any accrued but unpaid interest on the SPARQS will be delivered to the Trustee for delivery to the Depositary, which we refer to as DTC, as holder of the SPARQS, on the Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of the SPARQS to the Trustee.
                                   We will, or will cause the Calculation Agent to, deliver such cash to the Trustee for delivery to DTC, as holder of the SPARQS. We expect such amount of cash will be distributed to investors on the Call Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry
                                   Note or Certificated Note" below, and see
                                   "The Depositary" in the accompanying
                                   prospectus supplement.

Morgan Stanley Notice Date......   The scheduled Trading Day on which we issue
                                   our notice of mandatory exchange, which must be at least 10 but not more than 30 days prior to the Call Date.

Final Call Notice Date..........   November 20, 2004; provided that if November
                                   20, 2004 is not a Trading Day or if a Market
                                   Disruption Event occurs on such day, the Final Call Notice Date will be the immediately succeeding Trading Day on which no Market Disruption Event occurs.

Call Date.......................   The day specified by us in our notice of
                                   mandatory exchange, on which we will deliver
                                   cash to DTC, as holder of the SPARQS, for
                                   mandatory exchange, which day may be any
                                   scheduled Trading Day on or after May   ,
                                   2004 or the Maturity Date (including the
                                   Maturity Date as it may be extended and
                                   regardless of whether the Maturity Date is a scheduled Trading Day).

Call Price.....................    The Call Price with respect to any Call Date
                                   is an amount of cash per SPARQS such that
                                   the sum of the present values of all cash
                                   flows on each SPARQS to and including the
                                   Call Date (i.e., the Call Price and all of
                                   the interest payments, including accrued and
                                   unpaid interest payable on the Call Date),
                                   discounted to the Original Issue Date from
                                   the applicable payment date at the Yield to
                                   Call rate of    % per annum computed on the
                                   basis of a 360-day year of twelve 30-day months, equals the Issue Price, as determined by the Calculation Agent.

                                   The table of indicative Call Prices set
                                   forth below illustrates what the Call Price
                                   per SPARQS would be if we were to call the
                                   SPARQS on May   , 2004 (which is the earliest
                                   date on which we may call the SPARQS) and on any subsequent scheduled Interest Payment Date through the scheduled Maturity Date:

                                   Call Date                          Call Price
                                   ---------                          ----------
                                   May     , 2004...................  $
                                   August 30, 2004..................  $
                                   November 30, 2004................  $

                                   The indicative Call Prices set forth above
                                   do not include the accrued but unpaid
                                   interest that would also be payable on each
                                   SPARQS on the applicable Call Date. We may
                                   call the SPARQS on any scheduled Trading Day
                                   on or after May   , 2004 or on the Maturity
                                   Date (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled Trading Day).

                                   For more information regarding the
                                   determination of the Call Price and examples of how the Call Price is calculated in certain hypothetical scenarios, see Annex A to this pricing supplement.

Yield to Call...................   The Yield to Call on the SPARQS is   %, which
                                   means that the annualized rate of return
                                   that you will receive on the Issue Price of
                                   the SPARQS if we call the SPARQS will be
                                      %. The calculation of the Yield to Call
                                   takes into account the Issue Price of the
                                   SPARQS, the time to the Call Date, and the
                                   amount and timing of interest payments on
                                   the SPARQS, as well as the Call Price. If we
                                   call the SPARQS on any particular Call Date,
                                   the Call Price will be an amount so that the
                                   Yield to Call on the SPARQS to but excluding
                                   the Call Date will be    % per annum. See
                                   Annex A to this pricing supplement.

Exchange at the Maturity Date...   Unless we have called the SPARQS or their
                                   maturity has accelerated, at the scheduled
                                   Maturity Date, upon delivery of the SPARQS to the Trustee, we will apply the $ principal amount of each SPARQS as payment for, and will deliver, a number of shares of Texas Instruments Stock at the Exchange
                                   Ratio.

                                   We shall, or shall cause the Calculation
                                   Agent to, (i) provide written notice to the Trustee and to DTC, on or prior to 10:30 a.m. on the Trading Day immediately prior to the scheduled Maturity Date of the SPARQS (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), of the amount of Texas Instruments Stock to be delivered with respect to the $ principal amount of each SPARQS and (ii) deliver such shares of Texas Instruments Stock (and cash in respect of interest and any fractional shares of Texas Instruments Stock) to the Trustee for delivery to DTC, as holder of the SPARQS, on the scheduled Maturity Date. We expect such shares and cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                   If the maturity of the SPARQS is accelerated because of a Price Event Acceleration (as described under "--Price Event Acceleration" below) or because of an Event of Default Acceleration (as defined under "--Alternate Exchange Calculation in Case of an Event of Default" below), we shall provide such notice as promptly as possible and in no event later than (i) in the case of an Event of Default Acceleration, two Trading Days after the date of acceleration (but if such second Trading Day is not a Business Day, prior to the close of business on the Business Day preceding such second Trading
                                   Day) and (ii) in the case of a Price Event
                                   Acceleration, 10:30 a.m. on the

                                   Trading Day immediately prior to the date of acceleration (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the date of acceleration).

Price Event Acceleration........   If on any two consecutive Trading Days during
                                   the period prior to and ending on the third
                                   Business Day immediately preceding the
                                   Maturity Date, the product of the Market
                                   Price per share of Texas Instruments Stock
                                   and the Exchange Ratio is less than $2.00,
                                   the Maturity Date of the SPARQS will be
                                   deemed to be accelerated to the third
                                   Business Day immediately following such
                                   second Trading Day (the "date of
                                   acceleration"). See "--Exchange Ratio"
                                   below. Upon such acceleration, with respect
                                   to the $         principal amount of each
                                   SPARQS, we will deliver to DTC, as holder of the SPARQS, on the date of acceleration:

                                       o    a number of shares of Texas
                                            Instruments Stock at the then
                                            current Exchange Ratio; and

                                       o    accrued but unpaid interest to but
                                            excluding the date of acceleration
                                            plus an amount of cash, as
                                            determined by the Calculation
                                            Agent, equal to the sum of the
                                            present values of the remaining
                                            scheduled payments of interest on
                                            the SPARQS (excluding any portion
                                            of such payments of interest
                                            accrued to the date of
                                            acceleration) discounted to the
                                            date of acceleration at the yield
                                            that would be applicable to a
                                            non-interest bearing, senior
                                            unsecured debt obligation of ours
                                            with a comparable term.

                                   We expect such shares and cash will be
                                   distributed to investors on the date of
                                   acceleration in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement. The present value of each remaining scheduled payment will be based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation having a maturity equal to the term of each such remaining scheduled payment, as determined by the Calculation Agent.

                                   Investors will not be entitled to receive
                                   the return of the $       principal amount of
                                   each SPARQS upon a Price Event Acceleration.

No Fractional Shares............   Upon delivery of the SPARQS to the Trustee at
                                   maturity, we will deliver the aggregate
                                   number of shares of Texas Instruments Stock due with respect to all of such SPARQS, as described above, but we will pay cash in lieu of delivering any fractional share of Texas Instruments Stock in an amount equal to the corresponding fractional Market Price of such fraction of a share of Texas
                                   Instruments Stock as determined by the
                                   Calculation Agent as of the second scheduled
                                   Trading Day prior to maturity of the SPARQS.

Exchange Ratio..................   1.0, subject to adjustment for certain
                                   corporate events relating to Texas
                                   Instruments. See "--Antidilution
                                   Adjustments" below.

Market Price....................   If Texas Instruments Stock (or any other
                                   security for which a Market Price must be determined) is listed on a national securities exchange, is a security of the Nasdaq National Market or is included in the OTC Bulletin Board Service ("OTC Bulletin
                                   Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), the Market Price for one share of Texas
                                   Instruments Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities
                                   Exchange Act of 1934, as amended (the
                                   "Exchange Act"), on which Texas Instruments
                                   Stock is listed or admitted to trading
                                   (which may be the Nasdaq National Market if it is then a national securities exchange) or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable
                                   (even if Texas Instruments Stock is listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market (if it is not then a national securities exchange) or OTC
                                   Bulletin Board on such day. If the last
                                   reported sale price of the principal trading session is not available pursuant to clause
                                   (i) or (ii) of the preceding sentence
                                   because of a Market Disruption Event or
                                   otherwise, the Market Price for any Trading
                                   Day shall be the mean, as determined by the Calculation Agent, of the bid prices for Texas Instruments Stock obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.
                                   Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. A
                                   "security of the Nasdaq National Market" shall include a security included in any successor to such system, and the term "OTC
                                   Bulletin Board Service" shall include any successor service thereto.

Trading Day.....................   A day, as determined by the Calculation
                                   Agent, on which trading is generally
                                   conducted on the New York Stock Exchange,
                                   Inc. ("NYSE"), the AMEX, the Nasdaq National
                                   Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or Certificated
  Note..........................   Book Entry.  The SPARQS will be issued in the
                                   form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC will be the only registered holder of the SPARQS.
                                   Your beneficial interest in the SPARQS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the SPARQS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and
                                   "Form of

                                   Securities--Global Securities--Registered
                                   Global Securities" in the accompanying
                                   prospectus.

Senior Note or Subordinated
Note............................   Senior

Trustee.........................   JPMorgan Chase Bank (formerly known as
                                   The Chase Manhattan Bank)

Agent...........................   MS & Co.

Calculation Agent...............   MS & Co.

                                   All determinations made by the Calculation
                                   Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                   All calculations with respect to the
                                   Exchange Ratio and Call Price for the SPARQS will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the Call Price resulting from such calculations will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded to .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS will be rounded to the nearest cent, with one-half cent rounded upward.

                                   Because the Calculation Agent is our
                                   affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the SPARQS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Ratio or determining any Market Price or whether a Market Disruption Event has occurred or calculating the amount payable to you in the event of a Price Event Acceleration. See "--Antidilution Adjustments" and "--Market Disruption Event" below and "--Price Event Acceleration" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments........   The Exchange Ratio will be adjusted as
                                   follows:

                                   1. If Texas Instruments Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Texas Instruments Stock.

                                   2. If Texas Instruments Stock is subject (i) to a stock dividend (issuance of additional shares of Texas Instruments Stock) that is given ratably to all holders of shares of Texas Instruments Stock or (ii) to a distribution of Texas Instruments Stock as a result of the triggering of any provision of the corporate charter of Texas Instruments, then once the dividend has become effective and Texas Instruments Stock is trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior

                                   Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of Texas Instruments Stock and (ii) the prior Exchange Ratio.

                                   3. If Texas Instruments issues rights or warrants to all holders of Texas Instruments Stock to subscribe for or purchase Texas Instruments Stock at an exercise price per share less than the Market Price of Texas Instruments Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the SPARQS, then the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of Texas Instruments Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Texas Instruments Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Texas Instruments Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Texas Instruments Stock which the aggregate offering price of the total number of shares of Texas Instruments Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price.

                                   4. There will be no adjustments to the
                                   Exchange Ratio to reflect cash dividends or other distributions paid with respect to Texas Instruments Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends. "Extraordinary
                                   Dividend" means each of (a) the full amount per share of Texas Instruments Stock of any cash dividend or special dividend or distribution that is identified by Texas Instruments as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by Texas Instruments as an extraordinary or special dividend or distribution) distributed per share of Texas Instruments Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Texas Instruments Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Market Price of Texas Instruments Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in Texas Instruments Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Market Price, the "Base Market Price") and (c) the full cash value of any non-cash dividend or distribution per share of Texas Instruments Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to Texas Instruments Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to Texas Instruments Stock will be adjusted on the ex-dividend date so that the new Exchange Ratio will equal the product of (i) the prior Exchange Ratio and (ii) a fraction, the numerator of which is the Base Market Price, and the denominator of which is the amount by which the Base Market Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Market Price, then, instead of adjusting the Exchange Ratio, the amount payable upon exchange at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause 3(b) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on Texas Instruments Stock described in clause
                                   (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

                                   5. Any of the following shall constitute a
                                   Reorganization Event: (i) Texas Instruments
                                   Stock is reclassified or changed, including,
                                   without limitation, as a result of the
                                   issuance of any tracking stock by Texas
                                   Instruments, (ii) Texas Instruments has been
                                   subject to any merger, combination or
                                   consolidation and is not the surviving
                                   entity, (iii) Texas Instruments completes a
                                   statutory exchange of securities with
                                   another corporation (other than pursuant to
                                   clause (ii) above), (iv) Texas Instruments
                                   is liquidated, (v) Texas Instruments issues
                                   to all of its shareholders equity securities
                                   of an issuer other than Texas Instruments
                                   (other than in a transaction described in
                                   clause (ii), (iii) or (iv) above) (a
                                   "spinoff stock") or (vi) Texas Instruments
                                   Stock is the subject of a tender or exchange
                                   offer or going private transaction on all of
                                   the outstanding shares. If any
                                   Reorganization Event occurs, in each case as
                                   a result of which the holders of Texas
                                   Instruments Stock receive any equity
                                   security listed on a national securities
                                   exchange or traded on The Nasdaq National
                                   Market (a "Marketable Security"), other
                                   securities or other property, assets or cash
                                   (collectively "Exchange Property"), the
                                   amount payable upon exchange at maturity
                                   with respect to the $     principal amount of
                                   each SPARQS following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) will be determined in accordance with the following:

                                      (1) if Texas Instruments Stock continues to be outstanding, Texas Instruments Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the Exchange Ratio in effect on the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for any distributions described under clause (3)(a) below); and

                                      (2) for each Marketable Security received in such Reorganization Event (each a "New Stock"), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for Texas Instruments Stock where Texas Instruments is not the surviving entity, the number of shares of the New Stock received with respect to one share of Texas Instruments Stock multiplied by the Exchange Ratio for Texas Instruments Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Exchange Ratio"), as adjusted to the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for distributions described under clause
                                      (3)(a) below); and

                                      (3) for any cash and any other property
                                      or securities other than Marketable
                                      Securities received in such
                                      Reorganization Event (the "Non-Stock
                                      Exchange Property"),

                                          (a) if the combined value of the
                                          amount of Non-Stock Exchange Property
                                          received per share of Texas
                                          Instruments Stock, as determined by
                                          the Calculation Agent in its sole
                                          discretion on the effective date of
                                          such Reorganization Event (the
                                          "Non-Stock Exchange Property Value"),
                                          by holders of Texas Instruments Stock
                                          is less than 25% of the Market Price
                                          of Texas Instruments Stock on the
                                          Trading Day immediately prior to the
                                          effective date of such Reorganization
                                          Event, a number of shares of Texas
                                          Instruments Stock, if applicable, and
                                          of any New Stock received in
                                          connection with such Reorganization
                                          Event, if applicable, in proportion
                                          to the relative Market Prices of
                                          Texas Instruments Stock and any such
                                          New Stock, and with an aggregate
                                          value equal to the Non-Stock Exchange
                                          Property Value based on such Market
                                          Prices, in each case as determined by
                                          the Calculation Agent in its sole
                                          discretion on the effective date of
                                          such Reorganization Event; and the
                                          number of such shares of Texas
                                          Instruments Stock or any New Stock
                                          determined in accordance with this
                                          clause (3)(a) will be added at the
                                          time of such adjustment to the
                                          Exchange Ratio in subparagraph (1)
                                          above and/or the New Stock Exchange
                                          Ratio in subparagraph (2) above, as
                                          applicable, or

                                          (b) if the Non-Stock Exchange
                                          Property Value is equal to or exceeds
                                          25% of the Market Price of Texas
                                          Instruments Stock on the Trading Day
                                          immediately prior to the effective
                                          date relating to such Reorganization
                                          Event or, if Texas Instruments Stock
                                          is surrendered exclusively for
                                          Non-Stock Exchange Property (in each
                                          case, a "Reference Basket Event"), an
                                          initially equal-dollar weighted
                                          basket of three Reference Basket
                                          Stocks (as defined below) with an
                                          aggregate value on the effective date
                                          of such Reorganization Event equal to
                                          the Non-Stock Exchange Property
                                          Value. The "Reference Basket Stocks"
                                          will be the three stocks with the
                                          largest market capitalization among
                                          the stocks that then comprise the S&P
                                          500 Index (or, if publication of such
                                          index is discontinued, any successor
                                          or substitute index selected by the
                                          Calculation Agent in its sole
                                          discretion) with the same primary
                                          Standard Industrial Classification
                                          Code

                                          ("SIC Code") as Texas Instruments;
                                          provided, however, that a Reference
                                          Basket Stock will not include any
                                          stock that is subject to a trading
                                          restriction under the trading
                                          restriction policies of Morgan
                                          Stanley or any of its affiliates that
                                          would materially limit the ability of
                                          Morgan Stanley or any of its
                                          affiliates to hedge the SPARQS with
                                          respect to such stock (a "Hedging
                                          Restriction"); provided further that
                                          if three Reference Basket Stocks
                                          cannot be identified from the S&P 500
                                          Index by primary SIC Code for which a
                                          Hedging Restriction does not exist,
                                          the remaining Reference Basket
                                          Stock(s) will be selected by the
                                          Calculation Agent from the largest
                                          market capitalization stock(s) within
                                          the same Division and Major Group
                                          classification (as defined by the
                                          Office of Management and Budget) as
                                          the primary SIC Code for Texas
                                          Instruments Each Reference Basket
                                          Stock will be assigned a Basket Stock
                                          Exchange Ratio equal to the number of
                                          shares of such Reference Basket Stock
                                          with a Market Price on the effective
                                          date of such Reorganization Event
                                          equal to the product of (a) the
                                          Non-Stock Exchange Property Value,
                                          (b) the Exchange Ratio in effect for
                                          Texas Instruments Stock on the
                                          Trading Day immediately prior to the
                                          effective date of such Reorganization
                                          Event and (c) 0.3333333.

                                   Following the allocation of any
                                   Extraordinary Dividend to Reference Basket
                                   Stocks pursuant to paragraph 4 above or any
                                   Reorganization Event described in this
                                   paragraph 5, the amount payable upon
                                   exchange at maturity with respect to the
                                   $     principal amount of each SPARQS will be
                                   the sum of:

                                      (i)    if applicable, Texas Instruments
                                             Stock at the Exchange Ratio then
                                             in effect; and

                                      (ii)   if applicable, for each New Stock,
                                             such New Stock at the New Stock
                                             Exchange Ratio then in effect for
                                             such New Stock; and

                                      (iii)  if applicable, for each Reference
                                             Basket Stock, such Reference
                                             Basket Stock at the Basket Stock
                                             Exchange Ratio then in effect for
                                             such Reference Basket Stock.

                                   In each case, the applicable Exchange Ratio
                                   (including for this purpose, any New Stock
                                   Exchange Ratio or Basket Stock Exchange
                                   Ratio) will be determined by the Calculation
                                   Agent on the third Trading Day prior to the scheduled Maturity Date.

                                   For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                   Following the occurrence of any
                                   Reorganization Event referred to in
                                   paragraphs 4 or 5 above, (i) references to "Texas Instruments Stock" under "--No Fractional Shares," "--Market Price" and "--Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this pricing supplement to "Texas Instruments Stock" shall be deemed to refer to the Exchange Property into which the SPARQS are thereafter exchangeable and references to a "share" or "shares" of Texas Instruments Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                   If a Reference Basket Event occurs, we
                                   shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                   No adjustment to any Exchange Ratio
                                   (including for this purpose, any New Stock
                                   Exchange Ratio or Basket Stock Exchange
                                   Ratio) will be required unless such
                                   adjustment would require a change of at
                                   least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third Trading Day prior to the scheduled Maturity Date.

                                   No adjustments to the Exchange Ratio or
                                   method of calculating the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the Market Price of Texas Instruments Stock, including, without limitation, a partial tender or exchange offer for Texas Instruments Stock.

                                   The Calculation Agent shall be solely
                                   responsible for the determination and
                                   calculation of any adjustments to the
                                   Exchange Ratio, any New Stock Exchange Ratio or Basket Stock Exchange Ratio or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                   The Calculation Agent will provide
                                   information as to any adjustments to the Exchange Ratio or to the method of calculating the amount payable upon exchange at maturity of the SPARQS made pursuant to paragraphs 1 through 5 above upon written request by any investor in the SPARQS.

Market Disruption Event.........   "Market Disruption Event" means, with respect
                                   to Texas Instruments Stock:

                                      (i) a suspension, absence or material
                                      limitation of trading of Texas
                                      Instruments Stock on the primary market
                                      for Texas Instruments Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Texas Instruments Stock as a result of which the reported trading prices for Texas Instruments Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to Texas Instruments Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                      (ii) a determination by the Calculation
                                      Agent in its sole discretion that any
                                      event described in clause (i) above
                                      materially interfered with the ability of Morgan Stanley or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the SPARQS.

                                   For purposes of determining whether a Market
                                   Disruption Event has occurred: (i) a
                                   limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (ii) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (iii) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading,
                                   (iv) a suspension of trading in options
                                   contracts on Texas Instruments Stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to Texas Instruments Stock and (v) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Texas Instruments Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default..   In case an event of default with respect to
                                   the SPARQS shall have occurred and be
                                   continuing, the amount declared due and
                                   payable per SPARQS upon any acceleration of the SPARQS (an "Event of Default
                                   Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the lesser of (i) the product of (x) the Market Price of Texas Instruments
                                   Stock (and/or the value of any Exchange
                                   Property) as of the date of such
                                   acceleration and (y) the then current
                                   Exchange Ratio and (ii) the Call Price
                                   calculated as though the date of
                                   acceleration were the Call Date (but in no event less than the Call Price for the first
                                   Call Date), in each case plus accrued but unpaid interest to but excluding the date of acceleration; provided that if we have called the SPARQS in accordance with the Morgan Stanley Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each SPARQS equal to the Call Price for the Call Date specified in our notice of mandatory exchange, plus accrued but unpaid interest to but excluding the date of acceleration.

Texas Instruments Stock;
Public Information..............   Texas Instruments Incorporated is a global
                                   semiconductor company and a designer and supplier of digital signal processors and analog integrated circuits. Texas
                                   Instruments Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W.,
                                   Washington, D.C. 20549, and copies of such material can be obtained from the Public
                                   Reference Section of the Commission, 450
                                   Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by Texas Instruments pursuant to the Exchange
                                   Act can be located by reference to
                                   Commission file number 1-3761. In addition, information regarding Texas Instruments may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                   This pricing supplement relates only to the SPARQS offered hereby and does not relate to Texas Instruments Stock or other securities of Texas Instruments. We have derived all disclosures contained in this pricing supplement regarding Texas Instruments from the publicly available documents described in the preceding paragraph. In connection with the offering of the SPARQS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Texas Instruments. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding Texas Instruments is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of Texas Instruments Stock (and therefore the price of Texas Instruments Stock at the time we price the SPARQS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Texas Instruments could affect the value received at maturity with respect to the SPARQS and therefore the trading prices of the SPARQS.

                                   Neither we nor any of our affiliates makes any representation to you as to the performance of Texas Instruments Stock.

                                   We and/or our affiliates may presently or from time to time engage in business with Texas Instruments, including extending loans to, or making equity investments in, Texas Instruments or providing advisory services to Texas Instruments, such as merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Texas Instruments, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to Texas Instruments, and the reports may or may not recommend that investors buy or hold Texas Instruments Stock. The statements in the preceding two sentences are not intended to affect the rights of investors in the SPARQS under the securities laws. As a prospective purchaser of SPARQS, you should undertake an independent investigation of Texas Instruments as in your judgment is appropriate to make an informed decision with respect to an investment in Texas Instruments Stock.

Historical Information..........   The following table sets forth the published
                                   high and low Market Prices of Texas
                                   Instruments Stock during 2000, 2001, 2002 and 2003 through October 23, 2003. The
                                   Market Price of Texas Instruments Stock on
                                   October 23, 2003 was $27.31. We obtained the
                                   Market Prices and other information below from Bloomberg Financial Markets, and we believe such information to be accurate. You should not take the historical prices of Texas Instruments Stock as an indication of future performance. The price of Texas
                                   Instruments Stock may decrease so that at maturity you will receive an amount of Texas
                                   Instruments Stock worth less than the
                                   principal amount of the SPARQS. We cannot give you any assurance that the price of Texas Instruments Stock will increase so that at maturity you will receive an amount of Texas Instruments Stock worth more than the principal amount of the SPARQS. To the extent that the Market Price at maturity of shares of Texas Instruments Stock at the Exchange Ratio is less than the Issue Price of the SPARQS and the shortfall is not offset by the coupon paid on the SPARQS, you will lose money on your investment.


                                                                    High         Low      Dividends
                                                                   ------      -------    ---------
                                   (CUSIP  882508104)
                                   2000
                                   First Quarter...................$ 93.81     $ 46.75     $ .02125
                                   Second Quarter..................  87.75       64.00       .02125
                                   Third Quarter...................  73.50       47.00       .02125
                                   Fourth Quarter..................  52.81       36.88       .02125
                                   2001
                                   First Quarter...................  52.06       29.15       .02125
                                   Second Quarter..................  41.86       27.50       .02125
                                   Third Quarter...................  38.15       21.73       .02125
                                   Fourth Quarter..................  33.88       23.14       .02125
                                   2002
                                   First Quarter ..................  35.71       25.75       .02125
                                   Second Quarter..................  34.09       22.93       .02125
                                   Third Quarter...................  25.78       14.77       .02125
                                   Fourth Quarter..................  16.12       14.25       .02125
                                   2003
                                   First Quarter ..................  18.67       14.15       .02125
                                   Second Quarter..................  21.10       16.23       .02125
                                   Third Quarter...................  26.03       17.62       .02125
                                   Fourth Quarter
                                      (through October 23, 2003)...  27.31       22.58       .02125

                                   Historical prices with respect to the common stock of Texas Instruments Incorporated have been adjusted for a 2-for-1 stock split which became effective in the second quarter of 2000.

                                   We make no representation as to the amount of dividends, if any, that Texas Instruments will pay in the future. In any event, as an investor in the SPARQS, you will not be entitled to receive dividends, if any, that may be payable on Texas Instruments Stock.

Use of Proceeds and Hedging.....   The net proceeds we receive from the sale of
                                   the SPARQS will be used for general
                                   corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the SPARQS. See also "Use of Proceeds" in the accompanying prospectus.

                                   On or prior to the day we offer the SPARQS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the SPARQS by taking positions in Texas Instruments Stock, in options contracts on Texas Instruments Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of Texas Instruments Stock, and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which Texas Instruments Stock must close before you would receive at maturity an amount of Texas Instruments Stock worth as much as or more than the principal amount of the SPARQS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the SPARQS by purchasing and selling Texas Instruments Stock, options contracts on Texas Instruments Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of Texas Instruments Stock and, therefore, adversely affect the value of the SPARQS or the payment you will receive at maturity or upon any acceleration of the SPARQS.

Supplemental Information
Concerning Plan of
 Distribution...................   Under the terms and subject to the conditions
                                   contained in the U.S. distribution agreement
                                   referred to in the prospectus supplement
                                   under "Plan of Distribution," the Agent,
                                   acting as principal for its own account, has
                                   agreed to purchase, and we have agreed to
                                   sell, the principal amount of SPARQS set
                                   forth on the cover of this pricing
                                   supplement. The Agent proposes initially to
                                   offer the SPARQS directly to the public at
                                   the public offering price set forth on the
                                   cover page of this pricing supplement plus
                                   accrued interest, if any, from the Original
                                   Issue Date. The Agent may allow a concession
                                   not in excess of    % of the principal amount
                                   of the SPARQS to other dealers. We expect to
                                   deliver the SPARQS against payment therefor
                                   in New York, New York on           , 2003.
                                   After the initial offering of the SPARQS, the Agent may vary the offering price and other selling terms from time to time.

                                   In order to facilitate the offering of the SPARQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the SPARQS or Texas Instruments Stock. Specifically, the Agent may sell more SPARQS than it is obligated to purchase in connection with the offering, creating a naked short position in the SPARQS for its own account. The Agent must close out any naked short position by purchasing the SPARQS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the SPARQS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, SPARQS or Texas Instruments Stock in the open market to stabilize the price of the SPARQS. Any of these activities may raise or maintain the market price of the SPARQS above independent market levels or prevent or retard a decline in the market price of the SPARQS. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies.........   Each fiduciary of a pension, profit-sharing
                                   or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the SPARQS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the
                                   Plan.

                                   In addition, we and certain of our
                                   subsidiaries and affiliates, including MS &
                                   Co. and Morgan Stanley DW Inc. (formerly
                                   Dean Witter

                                   Reynolds Inc.) ("MSDWI"), may each be
                                   considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the SPARQS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the SPARQS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                   The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the SPARQS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                   Because we may be considered a party in
                                   interest with respect to many Plans, the SPARQS may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor in the SPARQS will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

                                   Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the SPARQS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                   Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the SPARQS.

                                   In addition to considering the consequences of holding the SPARQS, employee benefit plans subject to ERISA (or insurance companies deemed to be investing ERISA plan assets) purchasing the SPARQS should also consider the possible implications of owning Texas Instruments Stock upon exchange of the SPARQS at maturity. Purchasers of the SPARQS have exclusive responsibility for ensuring that their purchase and holding of the SPARQS do not violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal Income
Taxation........................   The following summary is based on the advice
                                   of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S.
                                   federal income tax consequences to initial investors in the SPARQS purchasing the SPARQS at the Issue Price, who will hold the SPARQS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (e.g., taxpayers who are not U.S. Holders, as defined below, certain financial institutions, tax-exempt organizations, dealers and certain traders in options or securities, partnerships or other entities classified as partnerships, or persons who hold a SPARQS as a part of a hedging transaction, straddle, conversion or other integrated transaction). As the law applicable to the U.S. federal income taxation of instruments such as the SPARQS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                   General

                                   Pursuant to the terms of the SPARQS, we and
                                   every investor in the SPARQS agree (in the
                                   absence of an administrative determination
                                   or judicial ruling to the contrary) to
                                   characterize a SPARQS for all tax purposes
                                   as an investment unit consisting of the
                                   following components (the "Components"): (i)
                                   a terminable contract (the "Terminable
                                   Forward Contract") that (a) requires an
                                   investor in a SPARQS (subject to the Morgan
                                   Stanley Call Right) to purchase, and us to
                                   sell, for an amount equal to $ (the "Forward
                                   Price"), Texas Instruments Stock at maturity
                                   and (b) allows us, upon exercise of the
                                   Morgan Stanley Call Right, to terminate the
                                   Terminable Forward Contract by returning to
                                   an investor the Deposit (as defined below)
                                   and paying to an investor an amount of cash
                                   equal to the difference
                                   between the Call Price and the Deposit; and
                                   (ii) a deposit with us of a fixed amount of
                                   cash, equal to the Issue Price, to secure
                                   the investor's obligation to purchase Texas
                                   Instruments Stock (the "Deposit"), which
                                   Deposit bears an annually compounded yield
                                   of   % per annum, which yield is based on our
                                   cost of borrowing. Under this
                                   characterization, less than the full
                                   quarterly payments on the SPARQS will be attributable to the yield on the Deposit. Accordingly, the excess of the quarterly payments on the SPARQS over the portion of those payments attributable to the yield on the Deposit will represent payments attributable to the investors' entry into the Terminable Forward Contract (the "Contract Fees"). Furthermore, based on our determination of the relative fair market values of the Components at the time of issuance of the SPARQS, we will allocate
                                   100% of the Issue Price of the SPARQS to the Deposit and none to the Terminable Forward Contract. Our allocation of the Issue Price among the Components will be binding on investors in the SPARQS, unless an investor timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the SPARQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the SPARQS or instruments similar to the SPARQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the SPARQS. Due to the absence of authorities that directly address instruments that are similar to the SPARQS, Tax Counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the SPARQS. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the SPARQS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the SPARQS (including alternative characterizations of the SPARQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                   U.S. Holders

                                   As used herein, the term "U.S. Holder" means an owner of a SPARQS that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                   Tax Treatment of the SPARQS

                                   Assuming the characterization of the SPARQS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                   Quarterly Payments on the SPARQS. To the extent attributable to the yield on the Deposit, quarterly payments on the SPARQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. As discussed above, any excess of the quarterly payments over the portion thereof attributable to the yield on the Deposit will be treated as Contract Fees. Although the U.S. federal income tax treatment of Contract Fees is uncertain, we intend to take the position, and the following discussion assumes, that any Contract Fees with respect to the SPARQS constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

                                   Tax Basis. Based on our determination set forth above, the U.S. Holder's tax basis in the Terminable Forward Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100% of the Issue Price.

                                   Settlement of the Terminable Forward
                                   Contract. Upon maturity of the Terminable
                                   Forward Contract, a U.S. Holder would,
                                   pursuant to the Terminable Forward Contract, be deemed to have applied the Forward Price toward the purchase of Texas Instruments Stock, and the U.S. Holder would not recognize any gain or loss with respect to any Texas Instruments Stock received. With respect to any cash received upon maturity (other than in respect of any accrued interest on the Deposit and any accrued Contract Fees), a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                   With respect to any Texas Instruments Stock received upon maturity, the U.S. Holder would have an adjusted tax basis in the Texas Instruments Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Texas Instruments Stock should be based on the amount of the cash received (excluding cash in respect of any accrued interest on the Deposit and any accrued Contract Fees) and the relative fair market value of Texas Instruments Stock as of the Maturity Date. The holding period for any Texas Instruments Stock received would start on the day after the maturity of the SPARQS. Although the matter is not free from doubt, the occurrence of a Reorganization Event will not cause a taxable event to the Terminable Forward Contract.

                                   Price Event Acceleration. Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Terminable Forward Contract through the delivery by the U.S. Holder to us of the Forward Price in exchange for (a) shares of Texas Instruments Stock and (b) cash equal to the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to Contract Fees. We will also pay cash representing unpaid interest on the Deposit and unpaid Contract Fees that accrued up to but excluding the date of acceleration.

                                   Assuming the characterization of the Price
                                   Event Acceleration described above, a U.S.
                                   Holder would, with respect to the price paid by us to repay the Deposit, recognize capital gain or loss equal to the difference between such amount and the U.S. Holder's basis in the Deposit which difference, in the case of an initial investor, would be equal to the present value of the portion of remaining scheduled payments on the SPARQS attributable to the interest on the Deposit. In general, the tax treatment of the settlement of the Terminable Forward Contract upon a Price Event Acceleration would be the same as described above under "--Settlement of the Terminable Forward Contract." However, the tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the SPARQS that is attributable to Contract Fees is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce the basis a U.S. Holder would have in Texas Instruments Stock received, or as additional cash proceeds with respect to the Forward Contract, which would be treated as described above under "--Settlement of the Terminable Forward Contract." U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Terminable Forward Contract upon a Price Event Acceleration.

                                   Any cash received with respect to accrued interest on the Deposit and any accrued Contract Fees will be taxed as described under "--Quarterly Payments on the SPARQS" above.

                                   Sale, Exchange or Early Retirement of the
                                   SPARQS. Upon a sale or exchange of a SPARQS prior to the maturity of the SPARQS, upon their retirement prior to maturity pursuant to the Morgan Stanley Call Right or upon the occurrence of an Event of Default Acceleration, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, retirement or occurrence and the U.S. Holder's tax basis in the SPARQS so sold, exchanged or retired. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the SPARQS would generally equal the U.S. Holder's tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Quarterly Payments on the SPARQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees. U.S. Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Fees upon the sale, exchange or retirement of a SPARQS.

                                   Possible Alternative Tax Treatments of an
                                   Investment in the SPARQS

                                   Due to the absence of authorities that
                                   directly address the proper characterization of the SPARQS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a SPARQS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                   If the IRS were successful in asserting that the Contingent Payment Regulations applied to the SPARQS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue as original issue discount income, subject to adjustments, at a "comparable yield" on the Issue Price. In addition, a U.S. Holder would recognize income upon maturity of the SPARQS to the extent that the value of Texas Instruments Stock and cash (if any) received exceeded the adjusted issue price. Furthermore, any gain realized with respect to the SPARQS would generally be treated as ordinary income.

                                   Even if the Contingent Payment Regulations do not apply to the SPARQS, other alternative U.S. federal income tax characterizations or treatments of the SPARQS are also possible, and if applied could also affect the timing and the character of the income or loss with respect to the SPARQS. It is possible, for example, that a SPARQS could be treated as constituting an "open transaction" with the result that the quarterly payments on the SPARQS might not be accounted for separately as giving rise to income to U.S. Holders. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the SPARQS.

                                   Backup Withholding and Information Reporting

                                   Backup withholding and information reporting may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

                                                                                           Annex A

Hypothetical Call Price Calculations
The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of
May 30, 2004, September 30, 2004 and November 30, 2004 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: November 27, 2003
     o    Interest Payment Dates: February 28, 2004, May 30, 2004, August 30, 2004 and the Maturity
          Date
     o    Yield to Call: 24% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $25.35 per SPARQS
     o    Interest Rate: 8% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call
Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the hypothetical
Yield to Call rate of 24% per annum and the number of years (or fraction of a year) from the
Original Issue Date to and including the applicable payment date and is represented by the following formula:

                              1
         Discount Factor = -------, where x is the number of years from the Original Issue Date to
                           1.24(x)        and including the applicable payment date.


The Call Price in each of the hypothetical examples shown below is determined as follows:

     o    The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o    For example, the present value of all of the interest payments for the hypothetical
               Call Date of May 30, 2004 is $.9501 ($.4855 + $.4646).

     o    Since the present value of all payments on the SPARQS to and including the Call Date
          (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue
          Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o    For example, for the hypothetical Call Date of May 30, 2004, the present value of the
               Call Price is $24.3999 ($25.3500 - $.9501).

     o    The Call Price is then derived by determining the amount that, when discounted to the
          Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o    For the hypothetical Call Date of May 30, 2004, the Call Price is therefore $27.2193 which is the amount that if paid on May 30, 2004 has a present value on the Original
               Issue Date of $24.3999, based on the applicable Discount Factor.

                                                o o o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.


                                                      Call Date of May 30, 2004
                                                   -------------------------------

                                                                                                                         Present
                                                                                                                         Value at
                                                                                                                         Original
                                                                                                                        Issue Date
                                             Accrued                                                                      of Cash
                                               but                      Total        Days                                 Received
                                             Unpaid                     Cash         from     Years from     Discount   on Payment
                               Interest     Interest                   Received    Original    Original     Factor at     Date at
 Payment          Issue Price  Payments    Received on   Call Price   on Payment     Issue    Issue Date      Yield        Yield
  Date               Paid      Received     Call Date    Received(1)     Date       Date(2)  (Days(2)/360)  to Call(3)    to Call
 -------          -----------  --------    -----------   -----------  ----------   --------  -------------  ----------  ----------
November 27, 2003    ($25.35)       --            --           --           --           0      .00000        100.000%          --

February 28, 2004         --    $.5126            --           --       $.5126          91      .25278         94.708%    $  .4855

Call Date
  (May 30, 2004)          --        --        $.5183           --       $.5183         183      .50833         89.642%    $  .4646

Call Date
  (May 30, 2004)          --        --            --     $27.2193     $27.2193         183      .50833         89.642%    $24.3999

Total amount received on the Call Date: $27.7376                                                                Total:    $25.3500

Total amount received over the term of the SPARQS: $28.2502

-------------------
(1)  The Call Price of $27.2193 is the dollar amount that has a present value of $24.3999, which has been discounted to the
     Original Issue Date from the Call Date at the Yield to Call rate of 24% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $25.35.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = -------, where x is Years from Original Issue Date to and including the applicable payment date.
                       1.24(x)



                                                   Call Date of September 30, 2004
                                                -------------------------------------

                                                                                                                         Present
                                                                                                                         Value at
                                                                                                                         Original
                                                                                                                        Issue Date
                                             Accrued                                                                      of Cash
                                               but                      Total        Days                                 Received
                                             Unpaid                     Cash         from     Years from     Discount   on Payment
                               Interest     Interest                   Received    Original    Original     Factor at     Date at
 Payment          Issue Price  Payments    Received on   Call Price   on Payment     Issue    Issue Date      Yield        Yield
  Date               Paid      Received     Call Date    Received(1)     Date       Date(2)  (Days(2)/360)  to Call(3)    to Call
 -------          -----------  --------    -----------   -----------  ----------   --------  -------------  ----------  ----------
November 27, 2003    ($25.35)       --            --           --           --           0      .00000        100.000%          --

February 28, 2004         --    $.5126            --           --       $.5126          91      .25278         94.708%    $  .4855

May 30, 2004              --    $.5183            --           --       $.5183         183      .50833         89.642%    $  .4646

August 30, 2004           --    $.5070            --           --       $.5070         273      .75833         84.948%    $  .4307

Call Date
(September 30, 2004)      --        --        $.1690           --       $.1690         303      .84167         83.439%    $  .1410

Call Date
(September 30, 2004)      --        --            --     $28.5576     $28.5576         303      .84167         83.439%    $23.8282

Total amount received on the Call Date: $28.7266                                                                Total:    $25.3500

Total amount received over the term of the SPARQS: $30.2645

-------------------
(1)  The Call Price of $28.5576 is the dollar amount that has a present value of $23.8282, which has been discounted to the
     Original Issue Date from the Call Date at the Yield to Call rate of 24% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $25.35.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = -------, where x is Years from Original Issue Date to and including the applicable payment date.
                       1.24(x)



                                                                A-3


                                           Call Date of November 30, 2004 (Maturity Date)
                                       -------------------------------------------------------

                                                                                                                         Present
                                                                                                                         Value at
                                                                                                                         Original
                                                                                                                        Issue Date
                                             Accrued                                                                      of Cash
                                               but                      Total        Days                                 Received
                                             Unpaid                     Cash         from     Years from     Discount   on Payment
                               Interest     Interest                   Received    Original    Original     Factor at     Date at
 Payment          Issue Price  Payments    Received on   Call Price   on Payment     Issue    Issue Date      Yield        Yield
  Date               Paid      Received     Call Date    Received(1)     Date       Date(2)  (Days(2)/360)  to Call(3)    to Call
 -------          -----------  --------    -----------   -----------  ----------   --------  -------------  ----------  ----------
November 27, 2003    ($25.35)       --            --           --           --           0      .00000       100.000%           --

February 28, 2004         --    $.5126            --           --       $.5126          91      .25278        94.708%       $.4855

May 30, 2004              --    $.5183            --           --       $.5183         183      .50833        89.642%       $.4646

August 30, 2004           --    $.5070            --           --       $.5070         273      .75833        84.948%       $.4307
Call Date

(November 30, 2004)       --        --        $.5070           --       $.5070         363     1.00833        80.501%       $.4081
Call Date

(November 30, 2004)       --        --            --     $29.2681     $29.2681         363     1.00833        80.501%     $23.5611

Total amount received on the Call Date: $29.7751                                                                Total:    $25.3500

Total amount received over the term of the SPARQS: $31.3130


-------------------
(1)  The Call Price of $29.2681 is the dollar amount that has a present value of $23.5611, which has been discounted to the
     Original Issue Date from the Call Date at the Yield to Call rate of 24% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $25.35.

(2)  Based upon a 360-day year of twelve 30-day months.

                           1
(3)  Discount Factor =  -------, where x is Years from Original Issue Date to and including the applicable payment date.
                        1.24(x)




                                                                A-4